SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 9, 1995



                       TIPPERARY CORPORATION
       (Exact name of registrant as specified in its charter)



         TEXAS                  1-7796            75-1236955
 (State or other juris-       (Commission      (I.R.S. Employer
diction of incorporation)     File Number)    Identification No.)



633 Seventeenth Street, Suite 1550
        Denver, Colorado                                 80202
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (303) 293-9379



                         Not Applicable
   (Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant

     Not Applicable

Item 2.  Acquisition or Disposition of Assets

     Not Applicable

Item 3.  Bankruptcy or Receivership

     Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

     Not Applicable

Item 5.  Other Events

      Tipperary Corporation hereby incorporates by reference into this Form 8-K the attached Shareholder Letter dated May 9, 1995 with regard to its Comet Ridge Project in Queensland, Australia, and other matters.

Item 6.  Resignations of Registrant's Directors

     Not Applicable

Item 7.  Financial Statements and Exhibits

     Not Applicable

Item 8.  Change in Fiscal Year

     Not Applicable

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TIPPERARY CORPORATION
                                   (Registrant)

Date: May 19, 1995               By:   /s/ Carter G. Mathies
      ------------                   ----------------------------------
                                 Carter G. Mathies
                                 President, Chief Executive Officer
                                 and Chairman of the Board of Directors




May 9, 1995

Dear Shareholders,

     In addition to our regular quarterly communications, we have recently issued a series of press releases in an effort to keep the public abreast of the activity levels on several major projects in which Tipperary is involved. These projects include the Comet Ridge Coalbed Methane venture in Queensland, Australia, where Tipperary owns a 30% working interest before project payout and a 24% working interest after payout in an Authority To Prospect ("ATP") that covers nearly 1,365,000 acres. Also included are several domestic undertakings that are nearing fruition as well.
     We recognize that this communication is unusual. However, rarely in the life of a small independent oil and gas company does the maturation of several significant projects fall into a single fiscal year. Because many of you do not see all of our news releases, my primary goal in this correspondence is to summarize our accomplishments to date, and inform you of both our immediate and long-term plans.

COMET RIDGE PROJECT UPDATE

     No doubt our Comet Ridge exploratory project in Australia is probably foremost in everyone's mind, and it is certainly our most capital intensive and rapidly evolving project. As of the date of this writing, Tipperary and its partners have drilled 13 wells in Australia and the 14th well is now drilling. Our results have included a dry hole (drilled under farmout agreement on the adjacent Authority to Prospect to the west of our ATP 526), 11 completions in the Fairview area of the Comet Ridge project in the southern portion of ATP 526 and one drilled and cased (but as yet not completed) wellbore (Dawson No. 1) which lies in close proximity to the State Gas Pipeline in the northern portion of ATP 526. All wells drilled to date have encountered the objective coals. Although the well we drilled in November 1993 was a dry hole, it did encounter the thickness of coal anticipated, but clay content was higher than expected, cleat permeability was poorly developed and the gas was low in heating value.
     In September 1994, the Fairview No. 1 discovery well was drilled in what we now refer to as the Fairview Field Area. This well was drilled to a total depth substantially below the coal intervals now being developed in the Fairview Area. In addition to encountering highly permeable Permian Age coals, this well had hydrocarbon shows in conventional sands both above and below the objective coals. Although two of the deeper sand intervals were subsequently production tested in the Fairview No. 2 well, they proved to be tight and failed to produce either oil or gas naturally.
      Our completion practices to date have involved the repeated injection of compressed air into each wellbore immediately followed by "surging" of the wellbore contents to the atmosphere. At present, the Fairview No. 1 well is producing approximately 3,000 barrels of fresh water per day and has already begun to "cut" gas. With an optimal lift system we believe this particular well could produce at rates approaching 10,000 barrels of water per day
(BWPD). Fortunately, we do have an economic means of handling the produced water as its purity meets the regulatory standards for surface disposal. Following the completion of the Fairview No. 1 well, we drilled the No. 2 at an offset location south of the No. 1. This well also encountered the objective coals and was subsequently completed in the same fashion. Before commencing additional development drilling in the Fairview area we moved approximately 65 miles north and drilled the Dawson No. 1 well in November 1994. This well encountered substantially more coal at nearly twice the depth as the Fairview Area coals. Based upon the higher initial reservoir pressures encountered in the Dawson No. 1 well our group elected to defer completion operations until such time as we have more air compression equipment available for stimulation of the coals.
     After returning to the Fairview Area in early December 1994, the Group proceeded with the development of an established well pattern that will enhance de-watering of the coals. Much to our surprise, wells No. 4 and No. 6 and, more recently, well No. 9 tested substantial rates of essentially "water-free gas." This unexpected phenomenon provided vital data that has greatly aided efforts to generate estimates of preliminary reserve volumes, percentage recovery factors, peak production rates and gas facility requirements.
     Simultaneous with the recent development activity, Tipperary and its partners shot, processed and have now interpreted nearly 100 miles of proprietary high-resolution, two-dimensional (2D) seismic data covering portions of both the Fairview and Dawson areas. Early evaluation of the "brute stack" seismic data led to the drilling of the Fairview No. 8 well at a location nearly 12 kilometers (7.4 miles) southwest of the core Fairview area. This well also found permeable coals similar to those in the core Fairview area and importantly, represented our first validation of the seismic data which leads us to believe that we can predict the presence of coal with a high degree of confidence.
     Based upon the collective well results to date and seismic mapping of the coals over a large geographic area, the Company and its partners have applied for a series of contiguous "Production Licenses" comprising a total of 675 square kilometers (261 square miles), which encompasses all of the Fairview wells drilled to date and a majority of the lands covered by the recently acquired 2D seismic data. The affected area represents approximately 12.2% of the total acreage covered by ATP 526.
     Only further drilling can confirm whether the entire Fairview Area contains permeable, gas-bearing coals. However, additional step-out drilling, which is scheduled to be performed over the next few months, should go a long ways toward answering this question. To date, the continuity of the coals as indicated by both drilling and seismic results has been most encouraging.
     Despite the fact that the Group has discovered highly permeable, gas saturated coals covering what appears to be an expansive area, we remain somewhat cautious in our optimism about the true extent and volume of what we've found. We are dealing with an unconventional gas resource and unfortunately, at least in Australia, there is not a commercially productive coalbed methane field to use as an example for comparative purposes. Nonetheless, based upon the considerable amount of technical data and reservoir performance history we have from the major basins here in the U.S. where the production of coalbed methane is prevalent, we believe we've found a significant gas resource at Comet Ridge.
     At present, the operator, Tri-Star Petroleum Company, is involved in ongoing discussions with several major gas purchasers/consumers in the greater Brisbane area. At the same time, Tipperary, as well as the other working interest owners are developing reservoir models and project development economics for both the core Fairview Area and the remainder of ATP 526 as a whole. Based upon increasing market demand and eastern Queensland's supply shortfall projected to occur in early 1997, the Group is now working on a drilling schedule that if successful, would stage Comet Ridge gas deliverability coincident with the increasing demand profile as current supplies decline. Alternatively, and perhaps more as a result of the manner in which gas is contracted for in Queensland (fixed price, long-term contracts), the Group is also evaluating the merits of a multi-rig drilling program which would serve to accelerate development of more near-term deliverability, thus allowing it to capture sufficient market position to underwrite ongoing development.
     The Australian gas market scene is changing rapidly and is certainly more dynamic than we first envisioned. It is also becoming quite competitive as new pipeline projects designed to connect remote supplies of natural gas to the existing infrastructure currently serving the coastal markets in eastern Australia have been strongly supported by the Queensland Government. Assuming commercial scale development at ATP 526, we will be in an advantageous location to supply gas to many of these markets. We are nearly 250 miles closer to these markets than the existing gas reserves in southwest Queensland. Moreover, we believe our volumes can be delivered through existing pipelines, thus avoiding the likely substantial additional tariff charges attendant to any newly constructed pipelines. On the other hand, we remain mindful that we're developing an unconventional gas resource for which the Australian markets have no analogs to use for comparison purposes. The more remote competing gas supplies mentioned above are proved conventional gas reserves, the volume of which approaches 1.4 trillion cubic feet (TCF). While these supplies represent nearly a 30-year supply based upon current eastern Queensland demand, we hope to establish a lower cost supply and capture a steadily increasing share of the expanding market for natural gas.
     Although we are closely focused upon the near-term importance of the existing conventional east coast markets, we are also evaluating the emerging market potential of gas-fired electric power generation. The Queensland Government has openly stated its intent to deregulate and to some degree, privatize both the natural gas and power generation markets. We anticipate that this will further expand future marketing options for Queensland natural gas producers.
     As you can see, we are involved in a dynamic project. Although we are in an early stage of development and still have to address many unanswered questions, I thought it might be worthwhile to list both the known positives and the remaining risk factors as we presently see them.

 POSITIVES AT COMET RIDGE
 * high quality coals with low ash contents
 * sufficiently thick coal beds to provide significant reserve potential
 * highly permeable coals distributed over a large area
 * coals that are saturated with nearly pure methane gas
 * an economic means of disposing of produced water
 * a topographically accessible area
 * access to existing pipeline infrastructure
 * growing market demand for natural gas

 RISK FACTORS AFFECTING COMET RIDGE
 * strong competition for existing and future gas markets
 * substantial compression required to deliver our gas into existing pipelines which operate at line pressures in excess of 1000 psi
 * a rapidly changing regulatory environment
 * lack of confirmation that the coals can be de-watered in a timely manner
 * the absence of published pipeline tariff rates
 * undetermined extent of sufficiently permeable coals

     To date, Tipperary has invested approximately $3.0 million in the Comet Ridge project, and we are very pleased with the results of this investment thus far. Although Tipperary is not yet in a position to assign reliable dollar values or reserve estimates to the project as a whole, we are narrowing in on some value and volume ranges that appear to be fairly reasonable. The preliminary results of our reservoir modeling work suggest that we can expect:
 * per well reserve recoveries averaging in a range of 2.0 to 3.0 BCF based on the current one square kilometer (247 acres) well spacing
 * per well reserve recoveries ranging from 4.0 to 5.0 BCF based on a spacing pattern of one well every other square kilometer
 * a de-watering phase of between 12 and 18 months before peak rates of gas production are reached
 * peak gas rates of approximately 1,000 mcf per well per day
 * an optimum de-watering pattern in the Fairview Area covering approximately 16 square kilometers
 * the potential for up to 450 well locations (on 247 acre well spacing) in the general Fairview Area alone based upon the extent of the objective coals as mapped from proprietary seismic data
 * productive well lives in excess of 30 years
 * the existence of thicker coals north and east of the area presently being developed

 Preliminary results of our project economic modeling suggest:
 * finding and development costs ranging between 20 cents and 35 cents per mcf based on various percentage recovery factors and drilling densities
 * "type well" internal rates of return ranging between 25% and 40% depending upon varying wellhead gas price assumptions

     Necessarily, all of these results have been generated based not only upon factual data but on a number of assumed variables as well. As we proceed, we will reduce the number of assumptions as we gather more hard data and this most certainly will cause us to revise some if not all of the preliminary assessments listed above. It should be noted that true production history is perhaps the most important piece of hard data we still need to achieve a high degree of confidence in the projected long-term economics of the project. Of one thing we can all remain certain, actual reservoir performance (both de-watering and gas production) will likely differ significantly from that which we are projecting at this early stage.
     Despite the existence of a number of unanswered questions, we believe we've already created a significant, although not yet fully quantifiable asset, and are more optimistic than ever about the upside potential of this project.

DOMESTIC EXPLORATION ACTIVITY

     Despite the obvious significance of the Comet Ridge Project, it is not the only project that may have a material impact upon Tipperary in the relatively near future. On the domestic front, we are nearing the drilling stage on our Missouri River exploration project in Roosevelt County, Montana. To date Tipperary (87.5%) and its partner (12.5%) have assembled an enviable land position of some 40,000 net acres and have shot, processed and interpreted a 23.1 square mile three-dimensional (3D) seismic program that has further defined several mapped structural anomalies. Our objective field target size is between 2.0 and 5.0 million barrels of oil, and we are anxious to get the drillbit in the ground to evaluate the first of several individual prospects we've identified. As previously indicated, our intent is to leverage the Company's equity investment in this play through the resale of a portion of its interest to industry partners prior to the commencement of any exploratory drilling. This effort has already been initiated, and we hope to be drilling by late summer.
     In addition to the Missouri River Prospect, we are presently expanding our acreage position under another 3D grid that was shot over one of our existing fields in North Dakota. The results of this recent 3D program confirmed additional infill drilling potential, and a new exploratory target as well. In McKenzie County, North Dakota, we are presently evaluating additional offset potential to our recently reported success in the Duncan Federal #30-24 well in the Scairt Woman Field. Completed in the Devonian Duperow formation, this well had a final swab rate of 150 BOPD, and 400 mcf of gas per day and was placed on pump late last week. Tipperary owns an 83.60% working interest in this new field opener and an 87.75% working interest in the offsetting Duncan Federal #30-22 well which is a candidate for re-completion in not only the Duperow, but also in another prospective zone further uphole as indicated on the logs of both wells. Based upon our ownership position in this field, we could see a meaningful increase in both our current daily production rates and in our Rocky Mountain reserve base.
     We believe that Tipperary's present exploration exposure in both Australia and here in the U.S. could well result in 1995 being an excellent year for your Company. As always, we remain driven by our core objective to increase shareholder value by means of continued exposure to impact type projects.
     On behalf of all of our employees and my fellow directors, I want to thank you for your continued support and interest in our activities.

Sincerely,

/S/ Carter G. Mathies

Carter G. Mathies
President



                                  APPENDIX A

The Tipperary Corporation Shareholder Letter dated May 9, 1995 includes two maps, on pages 2 and 7, which depict the location of the Comet Ridge exploratory project in Queensland, Australia and the Company's primary areas of domestic oil and gas production and exploration activity.

The map on page 2 illustrates the Comet Ridge Coalbed Methane Project in eastern Queensland and includes the southeastern portion of Queensland and the border with New South Wales, including the major cities, gas pipelines and the location of ATP 526. A small insert shows the primary map in relation to the Australian continent and the expanded insert shows the location of the Fairview wells in the southern part of the ATP and the location of the Dawson well in the northern portion of the ATP.

The map on page 7 portrays the Company's domestic activities, including its oil and gas producing areas in the Rocky Mountain Region, Midcontinent and Gulf Coast. An expanded insert represents a part of the Montana portion of the Williston Basin and depicts the location of existing oil and gas fields and a generalized location of the Company's Missouri River 3-D seismic exploratory project, along with the acreage position that has been acquired in the project area.